Exhibit 99.4

Certification of Chief Financial Officer Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I, Timothy R. Horne, the Chief Financial Officer of Dover Downs Gaming & Entertainment, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Form 10-K”), fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)          the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2003

/s/	Timothy R. Horne
Timothy R. Horne
Sr. Vice President-Finance and
Chief Financial Officer